UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2014

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Pattern Energy Group Inc. (the “Company”) determined on October 20, 2014, that it had previously made an error in the computation and disclosure of earnings per share for the three and six months ended June 30, 2014, and that, as a result of the error, the financial statements for the three and six months ended June 30, 2014 included in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 5, 2014 (the “Original Form 10-Q”) should no longer be relied upon. The Company’s management has discussed the matter with its independent registered public accounting firm, Ernst & Young LLP, and the audit committee of its board of directors and intends to file with the SEC an amendment to the Original Form 10-Q to reflect the restatements.

The initial calculation of earnings per share did not correctly consider the recognition of a “beneficial conversion feature” of the Class B common stock as a result of the commencement on March 28, 2014 of commercial operations at the Company’s South Kent project. The beneficial conversion feature represents the intrinsic value of the conversion feature, which is measured as the difference between the fair value of Class B common stock and the fair value of Class A common stock, into which the Class B common stock is convertible, as of October 2, 2013, which is the date of the Company’s initial public offering. The beneficial conversion feature is accreted on a straight-line basis from March 28, 2014 to December 31, 2014.

The corrected earnings per share calculations include a non-cash deemed dividend to the holders of Class B common stock resulting from accretion of the beneficial conversion feature, which reduces the calculated amount of undistributed earnings available to holders of both Class A and Class B common stock. While this calculation represents an application of generally accepted accounting principles, the holders of Class B common stock are not entitled to receive dividends at any time, and are not entitled to any other form of preferred return over the returns available to the holders of Class A common stock, and therefore, the deemed dividend does not represent a current or future distribution of Company earnings.

The Company believes the initial recognition of this beneficial conversion feature and subsequent accretion will not have a net impact to the Consolidated Balance Sheets, Consolidated Statements of Stockholders’ (Loss) Equity, or Consolidated Statements of Cash Flows for the periods presented in the Original Form 10-Q, nor an impact on net income (loss) in the Consolidated Statements of Operations.

Management has concluded that its disclosure controls and procedures were not effective at the reasonable assurance level as of June 30, 2014. Management has determined that it has a material weakness in internal control over financial reporting comprised of a combination of deficiencies in internal control over the calculation of earnings per share as well as the review and application of technical accounting principles.

On October 24, 2014, the Company issued a press release regarding the matters described above. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 4.02.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by Pattern Energy Group Inc. on October 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2014

PATTERN ENERGY GROUP INC.

By:	/s/ Dyann S. Blaine
	Name:	Dyann S. Blaine
	Title:	Vice President and Secretary